Exhibit 99.1

CAPSTEAD INVESTOR PRESENTATION March 21, 2007 Exhibit 99.1

Safe Harbor Statement - Private Securities Litigation Reform Act of 1995 Forward Looking Information This presentation contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. Capstead's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company's investments and unforeseen factors. As discussed in the Company's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable qualifying investments from both an investment return and regulatory perspective, the availability of new investment capital, fluctuations in interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. In addition to the above considerations, actual results and liquidity related to investments in loans secured by commercial real estate are affected by borrower performance under operating or development plans, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs, among other factors.

About Capstead Capstead Mortgage Corporation operates as a real estate investment trust for federal income tax purposes (a "REIT") and is based in Dallas, Texas. Capstead earns income from investing in real estate-related assets on a leveraged basis. These investments currently consist primarily of a core portfolio of residential adjustable-rate mortgage ("ARM") securities issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. Capstead also seeks to opportunistically invest a portion of its investment capital in credit- sensitive commercial real estate-related assets, including subordinate commercial real estate loans.

Market Snapshot Book value and shares outstanding are as of December 31, 2006 and exclude unrealized gains on longer-term borrowings totaling $0.15 per common share.

Total Assets For Three Years Ended December 31, 2006 (in millions)

Capital Structure For Three Years Ended December 31, 2006 (in millions)

Comparative Balance Sheet (in thousands)

Residential Mortgage Investments Capstead's Core Strategy The objective of investing in residential mortgage securities is to create a leveraged portfolio that can earn attractive returns over the long term, while reducing, but not eliminating, sensitivity to changes to interest rates. Consisting primarily of ARM securities backed by mortgage loans with coupon interest rates that reset at least annually or begin doing so after an initial fixed-rate period of typically five years or less. Financed with a blend of relatively short maturity borrowings, prudently leveraged at approximately 11x total investment capital which provides ample reserves for price movements and principal payments. Coupon resets allow investors in ARM securities the ability to eventually recover financing spreads diminished during periods of rising short-term interest rates. ARM securities generally experience less price volatility than mortgage securities with fixed rates of interest thereby reducing exposure to impairments and book value declines. Agency Securities carry an implied AAA credit rating and therefore limited, if any, credit risk.

Residential Mortgage Investments Portfolio Statistics as of December 31, 2006 * Fully indexed net WAC represents the weighted average coupon, net of servicing and guarantee fees, upon one or more resets for the portfolio held at December 31, 2006 using interest rate indices as of December 31, 2006 and the applicable net margin. Subsequent changes in portfolio composition and interest rate indices will impact actual coupon resets. ** Financed with longer-term borrowings totaling $1.2 billion at a rate of 4.85% and an average maturity of 22 months.

Residential Mortgage Investments Progression of Financing Spreads - Updated March 8, 2007 * Projected yields reflect ARM coupon resets and lifetime runoff assumptions as adjusted for expected first quarter portfolio acquisitions and runoff expectations over the next twelve months, as of March 8, 2007. Actual yields realized in future periods largely depend upon (i) changes in portfolio composition beyond the first quarter primarily influenced by acquisitions made to replace runoff, (ii) actual ARM coupon resets, which typically reset based on prevailing one-year interest rates, (iii) actual runoff and (iv) any changes in lifetime runoff assumptions.

Commercial Mortgage Investments Capstead's Strategy to Augment Its Core Portfolio of Residential MBS The objective of investing in commercial real estate-related assets is to create a portfolio that can earn attractive risk-adjusted returns that can provide earnings support during periods of rising short-term interest rates. Consisting primarily of subordinate mortgage loans or mezzanine debt supported by interests in commercial real estate. If financed with borrowings, interest rate adjustments on these borrowings will typically closely match those of the pledged collateral, reducing variability of financing spreads. Prudently invest only when risk-adjusted returns are attractive. As of December 31, 2006, commercial real estate-related assets represent less than 5% of long-term investment capital; such investments could eventually represent 20% of long-term investment capital.

MANAGEMENT AND BOARD CAPSTEAD

Management Team Andrew F. Jacobs - President and Chief Executive Officer, Director Has served in various executive positions with Capstead since 1989 CPA, Member AICPA, TSCPA, FEI, Advisory Council of The Real Estate Finance and Investment Center at the University of Texas at Austin Phillip A. Reinsch - Executive Vice President and Chief Financial Officer, Secretary Has held various financial accounting and reporting positions with Capstead since 1993 Formerly employed by Ernst & Young LLP as audit senior manager CPA, Member AICPA, TSCPA, FEI Robert A. Spears - Executive Vice President, Director of Residential Mortgage Investments Has served in asset and liability management positions with Capstead since 1994 Formerly vice president, secondary marketing with NationsBanc Mortgage Corporation Anthony R. Page - Senior Vice President, Director of Commercial Mortgage Investments Has served since 1990 in various executive capacities in real estate-related investment firms, including Apollo Real Estate Advisors, Winthrop Financial Associates, Capital Trust and most recently with Perimeter Investments BS in Commerce with Distinction, University of Virginia Michael W. Brown - Senior Vice President, Asset and Liability Management, Treasurer Has served in asset and liability management positions with Capstead since 1994 MBA, Southern Methodist University

Board of Directors INDEPENDENT DIRECTOR MAJOR AFFILIATIONS & PREVIOUS POSITIONS Jack Biegler President, Ellison Management LLC Member: Audit and Real Estate Director of Life ReInsurance Company Investment Committees Former Chief Financial Officer of Ray Ellison Industries Gary Keiser Former Audit Partner with Ernst & Young LLP Chair: Audit Committee Member: Governance & Nomination Committee Paul M. Low Former Chief Executive Officer, Laureate Inc. Non-executive Chairman of the Board Former Chairman, Founder, New America Financial, LP Chair: Executive Committee Former President, Lomas Mortgage USA Christopher W. Mahowald President, EFO Realty and RSF Partners Chair: Real Estate Investment Committee Former Partner and Founding Principal of Robert M. Bass Group

Board of Directors (continued) INDEPENDENT DIRECTOR MAJOR AFFILIATIONS & PREVIOUS POSITIONS Michael G. O'Neil Director of Massively Parallel Technologies Inc. and Chair: Governance & Nomination Committee MobilePro Corp. Member: Audit Committee Former Director in Investment Banking Division of Corporate and Institutional Client Group at Merrill Lynch, Pierce, Fenner & Smith, Inc. Howard Rubin Director of Fortress Investment Group, Gatehouse Media, Member: Compensation and Deerfield Triarc Capital Corp. and TIG Holdings Executive Committees Former Senior Managing Director at Bear, Stearns & Co. (Not standing for re-election in May) Mark S. Whiting Managing Partner, Drawbridge Partners LLC Chair: Compensation Committee Director of Global Signal, Inc. and Member: Governance & Nomination and The Marcus & Millicap Company Real Estate Investment Committees Former Chief Executive Officer and Director of TriNet Corporate Realty Trust